EXHIBIT 23.11

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name in the Registration Statement.

Date:                    May 7, 2009

/s/ Greg Walker

Name:	Greg Walker, P. Geo.
Title:	Senior Manager, Resources Estimation, Yamana Gold Inc.